As filed with the Securities and Exchange Commission on August 18, 2017

Registration No. 333-218248

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FORGE INNOVATION DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada	6552	81-4635390
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

17700 Castleton Street, Suite 469

City of Industry, CA 91748

(626) 361-1393

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

InCorp Services Inc.

3773 Howard Hughes Pkwy., Suite 500S

Las Vegas, Nevada 89169

(702) 866-2500

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

William B. Barnett, Esq.

Barnett & Linn

23564 Calabasas Road, Suite 205

Calabasas, California 91302

(818) 436-6410

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “non-accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filler	☐	Accelerated filer	☐
Non-accelerated filler	☐	Smaller reporting company	☒
(do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	4,938,535	$0.25	$1,234,633.70	$143.09

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated August 18, 2017

FORGE INNOVATION DEVELOPMENT CORP.

4,938,535 shares of common stock offered by Selling Shareholders at $0.25 per share

This prospectus relates to the offer and sale of 4,938,535 shares of common stock (the “Shares”) of Forge Innovation Development Corp. (“Forge” or the “Company”), $.0001 par value per share, by the holders thereof (the “Selling Shareholders”). The shares offered by the Selling Shareholders (the “Shares”) will be offered at a price of $0.25 until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the Selling Shareholders may sell their shares at prevailing market or privately negotiated price, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the Selling Shareholders is (in aggregate) 4,938,535 Shares. Funds received by the Selling Shareholders will be immediately available to such Selling Shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. All costs incurred in the registration of the Shares and the Selling Shareholder Shares are being borne by the Company.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow Selling Shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any Selling Shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or Selling Shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Assumed Price To Public	Proceeds to Company
Per Common Stock Share Offered	$0.25	$0.00

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 2.

Forge Innovation Development Corp.

17700 Castleton Street, Suite 469

City of Industry, CA 91748

Prospectus dated __________________, 2017

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Forge Innovation Development Corp. (the “Company” or “FORGE”), was originally formed to develop approximately 29 acres of land in Desert Hot Springs, California. In March, 2017 the Company sold that property and is currently looking for other properties both land and buildings in Southern California to develop and/or manage. The Company was incorporated in the State of Nevada on January 15, 2016, and was formerly known as YOU-GO Enterprises, LLC. In November, 2016, the Company changed its status from an LLC to a corporation and changed its name to Forge Innovation Development Corp.

Business

The Company’s primary objective is commercial and residential land development, including, to a lesser extent, the possible purchase and sale of real estate, targeting properties primarily in Southern California. We also intend to manage properties we own and properties owned by unaffiliated third parties. Our activities will include securing acquisition rights to properties, obtaining zoning and other entitlements for the properties, securing financing for purchase of the properties, improving the properties’ infrastructure and amenities and selling the properties to homeowner and commercial owners for restaurants, offices and small businesses. Our first property acquisition was 29 acres in Desert Hot Springs in Southern California. Due to problems with permits and adjacent landowners, rather than get involved in protracted negotiations, the Company sold the property to an independent third party for a profit.

Risks and Uncertainties facing the Company

As a development stage company, the Company has limited operating history and has experienced losses since its inception. The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has limited experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to pursue its business plan of land acquisition, land development and construction, sale or lease of projects and providing real estate management services.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its real estate projects amongst the potential base of customers, neither of which are currently known or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 4,938,535. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 4,938,535 shares of common stock of Forge Innovation Development Corp. offered by the holders thereof. The Selling Shareholders will offer their shares at a price of $0.25 until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter at prevailing market or privately negotiated prices in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Common stock outstanding before the offering	57,771,868	(1)

Common stock for sale by Selling Shareholders	4,938,535

Common stock outstanding after the offering	57,771,868

Offering Price	$0.25

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

1

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

Risks Relating to the Company

We have a limited operating history on which to judge our business prospects and management.

The Company was originally formed as a limited liability company in January, 2016 and after organizing and developing a business plan it began more formal operations in April, 2016. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market, develop and manage real estate, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

The Company has accumulated deficit as of March 31, 2017 of $157,881.

As of March 31, 2017, the Company has an accumulated deficit of $157,881. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares by management and affiliated parties, and assuming all Shares offered are sold, represents approximately 90% of the issued and outstanding shares of common stock. Mr. Liang, acting alone, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Our future performance is dependent on the ability to retain key personnel. The Company performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company’s business, results of operations and financial condition.

We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from the sale of our assets and financing activities and in the future we intend to rely on revenues generated from operations to fund all of the cash requirements of our activities. There is no assurance that we will be able to generate any significant cash from our operating activities in the future. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders’ equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

Many very large and well-funded companies have or are entering into various aspects of the real estate market that we intend serve or that they are offering real estate products and services that directly or indirectly compete with our proposed products and services. These companies will be able to offer products and services that will directly compete with our products & services.

Forge intends to develop real estate and to build housing, commercial and other structures and manage these properties and similar properties for other real estate owners. Numerous world class companies have entered into various aspects of our market. There currently are a number of companies in California that have already occupied a big portion of the market in which we intend to operate. As a small, early-stage company, it is uncertain if and how we will be able to compete with the new competitors and products that are being announced and deployed. While we believe that we currently have a competitive advantage because of our proposed marketing strategy we cannot give any assurance that we will in fact be able to successfully compete with the existing or new competitors in this mature and evolving marketplace.

2

Our future revenue depends on the price of the properties acquired and sold.

Failure of our future development projects to provide competitive investment returns could significantly impair our ability to finance and market future projects. Our inability to spread risk among a large number of projects could cause us to be over-reliant on our sole development. We may be unable to grow our projects, which would cause us to fail to satisfy our business strategy.

A significant element of our business strategy is the growth in the number of our projects. The consummation of any future projects will be subject to raising adequate capital for the investment, identifying appropriate assets for acquisition and effectively and efficiently closing the transactions. We cannot assure you that we will be able to identify and invest in additional properties or will be able to raise adequate capital in the future.

If third-party developers or contractors providing construction services for our future projects are negligent in their performance of, or default on, their obligations, we may become subject to unforeseen liabilities. Additionally, if some of our contractors are not bonded it may limit our ability to recover for non-performance. If this occurs, it could have an adverse effect on our financial condition and operating results.

We expect to enter into third-party agreements with respect to properties we may acquire in the future. We do not supervise the personnel of these third parties on a day-to-day basis and we cannot assure you that they will construct improvements in a manner that is consistent with their obligations under their agreements, that they will not be negligent in their performance or engage in other criminal or fraudulent activity, or that these third parties will not otherwise default on their obligations to us. If any of the foregoing occurs, the relationships with our investors could be damaged and we could incur liabilities resulting from loss or injury to the properties or to persons at the properties. If we are unable to sell the properties or we become subject to significant liabilities as a result of third-party performance issues, our operating results and financial condition could be substantially harmed.

To execute our business strategy, we or our new projects may be required to incur indebtedness to raise sufficient funds to purchase properties.

One of our business strategies is to develop new projects. The development of a new project requires the identification and subsequent acquisition of properties when the opportunity arises. In some instances, in order to effectively and efficiently complete a project, we may provide deposits for the acquisition of property or actually purchase the property for resale. If we do not have cash on hand available to pay these deposits or fund an acquisition, we may be required to incur additional indebtedness, which indebtedness may not be available on acceptable terms. If we incur substantial debt, we could lose our interests in any properties that have been provided as collateral for any secured borrowing, or we could lose our assets if the debt is recourse to us. In addition, our cash flow from operations may not be sufficient to repay these obligations upon their maturity, making it necessary for us to raise additional capital or dispose of some of our assets. We cannot assure you that we will be able to borrow additional debt on satisfactory terms, or at all.

Our failure to manage future growth effectively may have a material adverse effect on our financial condition and results of operations.

We may experience rapid growth in our operations, which may place a significant strain on our management, administrative, operational and financial infrastructure. Our success will depend in part upon the ability of our executive officers to manage growth effectively. Our ability to grow also depends upon our ability to successfully hire, train, supervise and manage new employees, obtain financing for our capital needs, expand our systems effectively, allocate our human resources optimally, maintain clear lines of communication between our transactional and management functions and our finance and accounting functions and manage the pressures on our management and our administrative, operational and financial infrastructure. We also cannot assure you that we will be able to accurately anticipate and respond to the changing demands we will face as we continue to expand our operations, and we may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Broad Indemnification Provided to Management

The governing documents of the Company limit the liability of, and provide indemnification for, the Management and the respective directors, officers, employees and agents of the Company and the Management. The indemnification provided is to the full extent permitted under applicable Nevada law. Those provisions may limit certain rights of the shareholders against such parties, and moreover, an indemnification by the Company of the Management or any indemnified individual may result in substantial out-of-pocket costs and expenses payable by the Company. If the Company is forced to provide indemnification for any of these indemnified parties, it is possible that the assets of the Company could become depleted or the Company may otherwise suffer a material adverse financial consequence as a result of its indemnity obligations. As of the date of this prospectus, to the knowledge of the Company, there is no pending litigation or proceeding that exists involving a director, officer, employee or agent of the Management or the Company where indemnification will be required or permitted.

3

Risks Related to the Real Estate Market

Our Business And Financial Condition Could Be Adversely Affected By Real Estate, Economic And Other Conditions Generally.

The real estate industry can be volatile and is affected by changes in national, global and local economic conditions. We may also be affected by events such as employment levels, availability of financing, interest rates, consumer confidence and the demand for housing and other types of construction. We are subject to various risks, many of which are outside our control, including:

●	real estate market conditions both in California, and in areas where potential customers reside;

●	decreased consumer spending for housing;

●	changing demographic conditions;

●	competitive overbuilding;

●	adverse weather conditions and natural disasters, earthquakes, landslides and fires;

●	delays in construction schedules and cost overruns;

●	changes in government regulations or requirements;

●	increases in real estate taxes and other local government fees; and

●	availability and cost of land, materials and labor.

A negative development caused by any of these factors could have a material adverse effect on our financial condition.

A decline in the general economy or the real estate market would harm our business.

Our business is negatively impacted by periods of economic slowdown or recession, rising interest rates and declining demand for real estate. These economic conditions could have a number of effects, which could have a material adverse impact on certain segments of our business, including a decline in:

●	the supply of capital invested in commercial real estate or in commercial real estate investors; and

●	the value of real estate, which would cause us to realize lower proceeds from property sales.

The real estate market tends to be cyclical and related to the condition of the economy and to the perceptions of investors and users as to the economic outlook. A downturn in the economy or the real estate market could have a material adverse effect on our business, financial condition or results of operations.

An increase in interest rates may cause us to lose potential investors to alternative investments.

As interest rates rise, valuations of commercial real estate properties typically decline. A decrease in both the attractiveness of our projects and the value of assets held by these projects could cause a decline in our ability to attract investors, which would have an adverse effect on our results of operations.

Increasing competition for the acquisition of real estate for development may impede our ability to make future acquisitions which would reduce the sales profit and fees we generate from future property sales and could adversely affect our operating results and financial condition.

The real estate industry is highly competitive on an international, national and regional level. Our projects face competition from REITs, institutional pension plans, and other public and private real estate companies and private real estate investors for the acquisition of properties for development and for raising capital to make these acquisitions. Competition may prevent us from acquiring desirable properties or increase the price they must pay for real estate. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties, investors may experience a lower return on investment and be less inclined to invest in our next project which may decrease our profitability. Increased competition for properties may also preclude us from acquiring properties for development that would generate the most attractive returns to investors or may reduce the number of properties we could acquire, which could have an adverse effect on our business.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our project properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly facilitate sales of our proposed projects in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in the market, changes in the financial condition or prospects of prospective purchasers, changes in regional, national or international economic conditions, and changes in laws, regulations or fiscal policies. Fees from the disposition of improvements would be materially affected if we were unable to facilitate a significant number of sales.

4

Land development permits and approvals are required to develop real property. These permits and approvals will vary depending on the land that is being developed.

The residential and commercial real estate development industry is subject to substantial environmental, building, construction, zoning and real estate regulations that are imposed by various federal, state and local authorities. In developing a community, we must obtain the approval of numerous government agencies regarding such matters as permitted land uses, housing density, the installation of utility services (such as water, sewer, gas, electric, telephone and cable television) and the dedication of acreage for open space, parks, schools and other community purposes. Regulations affect homebuilding by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design and the manner in which homebuilders may conduct their sales, operations, and overall relationships with potential home buyers. Furthermore, changes in prevailing local circumstances or applicable laws may require additional approvals, or modifications of approvals previously obtained.

Timing of the initiation and completion of development projects depends upon receipt of necessary authorizations and approvals. Because of the provisional nature of these approvals and the concerns of various environmental and public interest groups, the approval process can be delayed by withdrawals or modifications of preliminary approvals and by litigation and appeals challenging development rights. Our ability to develop projects could be delayed or prevented due to litigation challenging previously obtained governmental approvals. We also may be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Such delays could adversely affect our ability to complete our projects, significantly increase the costs of doing so or drive potential customers to purchase competitors’ products.

Uninsured and underinsured losses may adversely affect operations.

We will obtain coverage that has policy specifications and insured limits that we believe are customarily carried for similar properties. We cannot assure you, however, that particular risks that are currently insurable will continue to be insurable on an economic basis or that current levels of coverage will continue to be available. In addition, we generally do not obtain insurance against certain risks, such as floods.

Should we sustain damage to any of our proposed projects or a potential occupant sustains an injury, we may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. In the event of a substantial property loss or personal injury, the insurance coverage may not be sufficient to pay the full damages. In the event of an uninsured loss, we could lose some or all of our capital investment, cash flow and anticipated profits related to one or more properties. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under these circumstances, the insurance proceeds we receive, if any, might not be adequate to restore our economic position with respect to the property. In the event of a significant loss, the remaining insurance under the applicable policy, if any, could be insufficient to adequately insure the remaining properties. In this event, securing additional insurance, if possible, could be significantly more expensive than the current policy. A loss or an increase in premium as a result of a loss could decrease the income from or value of our Project property. Any decrease or loss in fees could have a material adverse effect on our financial condition or results of operations.

Environmental regulations may adversely impact our business or cause us to incur costs for cleanup of hazardous substances or wastes or other environmental liabilities.

Federal, state and local laws and regulations impose various environmental zoning restrictions, use controls, and disclosure obligations which impact the management, development, use, and/or sale of real estate. These laws and regulations tend to discourage sales activities with respect to some properties, and by decreasing or delaying those transactions may adversely affect the results of operations and financial condition of our business. In addition, a failure by us to disclose environmental concerns in connection with the disposition of project properties may subject us to liability to a buyer or lessee of property.

Additionally, we may be obliged under the debt financing arrangements on the properties owned by us, to provide an indemnity to the lenders for environmental liabilities and to remediate any environmental problems that might arise. Insurance for these matters may not be available.

Our business is sensitive to interest rates and the ability of consumers to obtain mortgage financing which could reduce our revenues.

The ability of the ultimate buyers of our properties to finance their purchases is generally dependent on their personal savings and availability of third party financing. As a result, demand for housing and consequently, the land that we sell, will be adversely affected by increases in interest rates, unavailability of mortgage financing, increasing housing costs and unemployment levels. Levels of income and savings, including retirement savings, available to home purchasers can be affected by further declines in the capital markets. Any significant increase in the prevailing low mortgage interest rate environment or decrease in available credit could reduce consumer demand for housing, and result in fewer home sales or lower sale prices.

Increased development costs beyond our control could adversely affect our profitability.

Changes in development plans and specifications, delays due to compliance with governmental requirements or imposition of fees not yet levied, or other delays resulting from adverse weather, strikes or energy shortages, shortages of material for construction, inflation, environmental, zoning, title or other legal matters, as well as other unknown contingencies could cause development costs to exceed the amounts produced by any project. In the event that costs exceed funds available, our ability to complete development of projects will depend upon our ability to supply additional funds. We cannot assure you that we will have adequate funds available for that purpose.

The extended time frame from the date of an investment in a project until its expected profitability makes our business risky.

5

Fluctuations in market conditions may affect our ability to sell our land at expected prices, if at all, which could adversely affect our revenues, earnings and cash flows.

We are subject to the potential for significant fluctuations in the market value of land we may hold in inventory. There is a lag between the time we acquire control of the undeveloped land and the time that we can complete the improvements on a project of the buildings and homes constructed and to be constructed for sale to third parties. This lag time will vary from site to site as it is impossible to determine in advance the length of time it will take to obtain government approvals and permits. The risk of owning undeveloped land can be substantial as the market value of undeveloped land can fluctuate significantly as a result of changing economic and market conditions. Inventory carrying costs can be significant and can result in losses in a poorly performing development or market. Material write-downs of the estimated value of our land inventory could occur if market conditions deteriorate. We could also be forced to sell land or lots for prices that generate lower profit than we anticipate, and may not be able to dispose of our investment in a timely manner when we find dispositions advantageous or necessary.

Fluctuating operating results may affect the price of our stock. Because some of our real estate projects may be long term in nature, our business cycle may not correspond to our fiscal year or other reporting periods. As a result, our fiscal year operating results are likely to vary from period to period, even if we were to have a successful project operating as planned, and could vary significantly over the life of any given project.

A community may generate strong operating results when first presented for sale, whether because of local pent-up demand or other reasons. However, during later periods over the life of the same community, periods of weaker results may occur. In addition to external factors, our revenues and earnings are affected by the volume and price of lots that we bring to market at any given point in time, which reflect, in part, our strategy of developing houses in phases. As a result, the timing and amount of revenues and profits are subject to considerable variation and uncertainty. The impact on our earnings and cash flow is not and, in the future, may not be, balanced by results of other operations, which could have a moderating effect on the variability of our results.

Our commercial and intended homebuilding operations may be conducted through joint ventures with local commercial builders and homebuilders, and if we are unable to enter into satisfactory joint venture arrangements on favorable terms, our business and results of operations may suffer a material adverse effect.

We intend to conduct our commercial building and homebuilding operations through traditional contractor arrangements with local builders. Going forward, we may also construct and sell homes in the residential communities that we develop through joint ventures with builders. There can be no assurance that we can reach future arrangements with such commercial builders or homebuilders or other builders on terms that are favorable to us, or if at all. If we are not able to successfully secure adequate arrangements for our commercial building and future homebuilding and home sales operations, then our business and results of operations will be materially and adversely affected.

Residential homebuilding is a competitive industry, and competitive conditions may adversely affect our results of operations.

The residential homebuilding industry is highly competitive. Residential homebuilders compete not only for homebuyers, but also for desirable properties, building materials, labor and capital. We compete for our property acquisition opportunities with other local, regional and national homebuilders, often within larger communities designed, planned and developed by such homebuilders. Any improvement in the cost structure or service of these competitors will increase the competition we face. Additionally, the resale of existing homes including foreclosed homes, sales by housing speculators and investors and rental housing may affect the amount of revenue in which we participate with the homebuilders we select for the development of residential lots should the additional parcels be acquired. Competitive conditions in the homebuilding industry could result in: difficulty in acquiring suitable land at acceptable prices; increased selling incentives; lower sales volumes and prices; lower profit margins; impairments in the value of our inventory and other assets.

General Risks Associated with Investment in Real Estate

The investments of the Company will be subject to the risks generally incident to ownership of real property, including, but not limited to uncertainty of cash flow to meet fixed and other obligations; adverse changes in local employment conditions, interest rates and real estate tax rates; changes in fiscal policies; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning real estate assets may exceed the income produced, particularly since certain expenses related to real estate and its development and ownership, such as property taxes, utility costs, maintenance costs and insurance, tend to increase over time and are largely beyond the control of the owner.

Difficulty in retaining qualified trades workers, or obtaining required materials and supplies, will adversely affect our business and results of operations.

The commercial and homebuilding industry has from time to time experienced significant difficulties in the supply of materials and services, including with respect to: shortages of qualified trades people; labor disputes; shortages of building materials; unforeseen environmental and engineering problems; and increases in the cost of certain materials (particularly increases in the price of lumber, wall board and cement, which are significant components of home construction costs). When any of these difficulties occur, it will cause delays and increase the cost of constructing the homes or other properties in our projects, thereby adversely affecting the revenue we receive from, commercial, home or other builders we participate with on sales of finished residences or commercial improvements on the properties.

6

Tax law changes in the United States could make home ownership more expensive or less attractive.

Tax law changes in the United States could make home ownership more expensive or less attractive. In the United States, significant expenses of owning a home, including mortgage interest expense and real estate taxes, generally are deductible expenses for an individual’s federal and, in some cases, state income taxes subject to various limitations under current tax law and policy. If the federal government or a state government changes income tax laws to eliminate or substantially modify these income tax deductions, then the after-tax cost of owning a new home would increase substantially. This could adversely impact demand for, and/or sales prices of, new homes.

Risks Relating to This Offering

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may not make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above for a discussion of penny stock rules), FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Little Experience in Being a Public Company

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

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The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. Upon the effectiveness of this offering the Company intends to become a reporting company subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 50,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Limited Transferability of Shares

There is no public market for the Shares. While the Company intends to develop a public market in the future, there can be no assurance if or when such a market would be expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. Unless an exemption is available, these Shares may not be sold or transferred without registration under the Securities Act of 1933, as amended.

Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment (especially if no public trading market develops).

Speculative Nature of Investment

Investment in these Shares is speculative and, by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this prospectus and will be solely dependent upon the Company and the Company’s plan of operation, both of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire should consider purchasing these Shares.

No Expectation to Pay Dividends

The Company has not paid any dividends with respect to its outstanding Shares and cannot predict when, or if, dividends will be paid. The Company does not currently anticipate paying any dividends on the Shares until a product is successfully commercialized and liquidity is realized. There is no guarantee the Company will ever receive any profit from its operations so as to be able to declare and pay dividends. There can be no assurance with respect to the amount and timing of any dividends other than to the shareholders, or that they will ever be made. Future dividends will be determined by the Management of the Company in light of prevailing financial conditions, earnings, if any, as well as other relevant factors.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, shareholders may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic factors; (iii) the capacity, circumstances and relationships of partners of the Company or the Management; or (iv) general changes in financial or capital markets.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than many of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to adapt to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not effectively react to all of the changes in its operating environment or be successful in adapting its products and approach.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.25 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the Selling Shareholders may be offered and sold, from time to time, by the Selling Shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.25 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The Selling Shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 4,938,535 shares of common stock held by such shareholders (“Selling Shareholder Shares”). The Selling Shareholder Shares were sold to the Selling Shareholders between April 20, 2016 and March 14, 2017, pursuant to a private placement. Each Selling Shareholder paid between $0.10 and $0.20 per share. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholder Shares. The Selling Shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The Selling Shareholders, will offer their shares at a price of $0.25 per share, until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of the common stock. The Selling Shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the Selling Shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means.

The Selling Shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

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The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders as of the date of this prospectus and the number of shares being offered for sale by the Selling Shareholders.

	Before Offering		After Offering
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
Dongyun Zhang	3,000	*	0	0%
Mingyang Zhao	5,000	*	0	0%
Michael Kong Xu	2,000	*	0	0%
Queenie Xiaoying Yu	10,000	*	0	0%
Lei Chen	5,000	*	0	0%
Pao-Chan Lin	10,000	*	0	0%
E-Feng Chow	10,000	*	0	0%
Ji Xu	20,000	*	0	0%
Jeffrey Horng-Ning Lin	15,000	*	0	0%
Yamin Li	20,000	*	0	0%
Xiaowei Guo	4,000	*	0	0%
Jing Song Ren	2,000	*	0	0%
Jierou S. Ren	2,000	*	0	0%
Yuheng Li	200,000	*	0	0%
Jian Wang	200,000	*	0	0%
Jing Wang Zenteno	200,000	*	0	0%
Fangyuan Wang(2)	10,000	*	0	0%
Xingyu Liu	500,000	*	0	0%
Honggang Liu	500,000	*	0	0%
Xuanting Liu	500,000	*	0	0%
Changhan Chen	30,000	*	0	0%
Peihua Wang	30,000	*	0	0%
Hengxun Fang	149,875	*	0	0%
Xiaohui Deng	150,125	*	0	0%
Chengyan Fang	150,025	*	0	0%
Lianhong Qin	150,000	*	0	0%
Qiu Yin	150,000	*	0	0%
Mingxi Qin	150,000	*	0	0%
He Li	95,000	*	0	0%
Andrew Xiaoyu Li	150,000	*	0	0%
Shuai Zhang	15,000	*	0	0%
Weili Li	200,020	*	0	0%
Mujie Song	150,250	*	0	0%
Jiqing Liu	250,045	*	0	0%
Dan Yang	150,045	*	0	0%
Yanyan Xue	150,000	*	0	0%
Yi Chang	100,000	*	0	0%
Hang Wang	500,150	*	0	0%
	4,938,535

*	Less than 1%.
(1)	Based on 57,771,868 shares outstanding as of the date of this prospectus.
(2)	Ms. Wang is the wife of Mr. Liang, the president of the Company, any such shares may be considered beneficially owned by Mr. Liang

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 4,938,535 shares of our common stock by the Selling Shareholders.

The Selling Shareholders, and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded, when and if traded, or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders, as applicable, shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Shareholders. The Selling Shareholders, and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Shareholders may pledge its shares to its brokers under the margin provisions of customer agreements. If any of the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by any of the Selling Shareholders, or any other such person. Under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The Selling Shareholders will be offering such shares for its own account. We do not know for certain how or when the Selling Shareholders will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution.

To permit the Selling Shareholders to resell the shares of common stock issued to it, we agreed to file a registration statement, of which this prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by this prospectus, other than the costs of our independent legal review. We will keep the registration statement effective until the earlier of (i) the date after which all of the shares of common stock held by the Selling Shareholders that are covered by the registration statement have been sold by the Selling Shareholders pursuant to such registration statement and (ii) the first day of the month next following the 24-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

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DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s Articles of Incorporation and amendments thereto, the Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001, of which 57,771,868 shares were issued and outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 50,000,000 shares of preferred stock, par value $0.0001, of which no shares are designated, issued or outstanding.

Common Stock

The Company is registering 4,938,535 shares of common stock offered for sale to the public by the holders thereof (Selling Shareholders) at an offering price of $0.25 per share. The Selling Shareholders will offer the Shares at $0.25 until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter by the Selling Shareholders at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company’s shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with FINRA on our behalf. The application is reviewed by FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application. If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

On June 24, 2016, the Company entered into a Membership Unit Purchase Agreement with Patrick Liang, the president of the Company, pursuant to which the Company issued 2,833,333 units to Patrick at the price of $0.1 per unit in exchange for Mr. Liang’s real estate property, an undeveloped land, valued at $283,333. The real estate property is 28.98 acres, located at the city of Desert Hot Springs, County of Riverside, State of California.

On February 1, 2017, the Company entered into a lease for office space (the “Office Lease”) with Glory Investment International Inc. (“Glory Investment”), and our CEO’s mother is the CEO of Glory Investment. Pursuant to the Office Lease, the Company subleased 200 square feet office from Glory Investment, and the monthly rent of $500 is due within first five business days of each month. The term of the Office Lease is renewable from year-to-year. We believe that the rent is at or below market for the space we are occupying.

Other than as set forth above, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officer and director;

●	Any person proposed as a nominee for election as a director;

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition, a “promoter” is generally defined as anyone involved in the formation of the issuer. Mr. Liang who was involved in the formation of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Liang, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Regulations

Our common stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

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Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of May 25, 2017, all of our currently outstanding shares consist of 57,771,868 shares of restricted common stock.

Holders

As of the date of this prospectus, we had 39 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

It is anticipated that West Coast Stock Transfer, Inc., Encinitas, California will be the registrar and transfer agent for our Common Stock.

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THE BUSINESS AND BUSINESS PLAN

Background

The Company is a development stage company and has limited operating history and is expected to experience losses in the near term.

Overview

The Company’s primary objective is commercial and residential land development, including, to a lesser extent, the possible purchase and sale of real estate, targeting properties primarily in Southern California. We also intend to manage properties we own and properties owned by unaffiliated third parties. Our activities will include securing acquisition rights to properties, obtaining zoning and other entitlements for the properties, securing financing for purchase of the properties, improving the properties’ infrastructure and amenities and selling the properties to homeowner and commercial owners for restaurants, offices and small businesses. Our first property acquisition was 29 acres in the city of Desert Hot Springs in Southern California. Due to problems with permits and adjacent landowners, rather than get involved in protracted negotiations, the Company sold the property to an independent third party for a profit.

Business Strategy

The Company’s business strategy includes the following three main segments of the real estate business:

1. We intend to acquire and develop land for residential and commercial development.

2. We also, to a lesser extent, intend to develop a diversified real estate portfolio by investing in residential real estate, including single-family housing, condos and town-homes and commercial properties, including strip-malls and small office buildings.

3. We intend to provide property management for our own properties and for properties owned by non-affiliated third parties.

Property Development

The Company primary business is to acquire land and develop and sell fully constructed homes and commercial property such as stores, offices, private schools, etc., to non-affiliated third parties. Our first property acquisition was 29 acres of vacant land in the city of Desert Hot Springs in Southern California. Our original plan was to build various commercial buildings on the parcels, including stores and restaurants. However, due to problems with permits and adjacent landowners that would lead to lengthy negotiations and possibly additional costs, the Company sold the property in March 2017, to a non-affiliated third party for a profit.

Our principal activities are securing acquisition rights to properties, obtaining zoning and other entitlements for the properties, securing financing for the purchase of the properties, improving the properties’ infrastructure and amenities, and selling properties to third parties. Currently all of our property development activities are centered in the Southern California area.

Investing in Development Projects

The Company intends to invest a small portion of its funds and to utilize funds pooled from investors to directly invest in income-yielding properties. The Company will concentrate on investing in properties with long-term leases.

We rely on our management’s expertise in identifying residential and commercial real estate assets within our stated target objectives. Our Management makes investment decisions based on various factors, including, relative value, expected risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our exemption from registration under the 1940 Act.

Our targeted asset classes and the principal investments we have made and expect to make in each are as follows:

Asset Class	Principal Investments
Residential Property	● Single family attached, Single Family detached, multi-unit, condominiums, townhomes, etc.
Partially completed real estate developments, residential, commercial, retail.	● Acquisition and sale of vacant land

REO Tape Transactions	● Bulk or block acquisitions of single family detached residential units or homes.

Our primary business strategy is to seek out and secure real estate properties that may have been formerly subjected to distressed financing terms as a consequence of recent economic factors. Our focus is on residential, single-family detached homes throughout Southern California made available individually or bulk transfer from various private parties or financial institutions seeking to liquidate non-performing assets.

Another business strategy is designed to generate a rate of return by acquiring distressed properties (individually or in bulk transaction(s)) for investment purposes and eventual resale. We believe there is a significant market opportunity to acquire discounted real estate assets or in some instances, to lend to or invest with real estate developers and property owners or otherwise participate in real estate related investments where non-traditional financing sources are not available. The current credit crisis and economic environment and the strict underwriting standards and length of time required by traditional sources including banking institutions are often prohibitive.

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Property Management

In many cases we will manage our own properties and market our property management service to others. Property management involves most of the following duties

●	Establishes rental rate by surveying local rental rates; calculating overhead costs, depreciation, taxes, and profit goals.

●	Attracts tenants by advertising vacancies; obtaining referrals from current tenants; explaining advantages of location and services; showing units.

●	Contracts with tenants by negotiating leases; collecting security deposit.

●	Accomplishes financial objectives by collecting rents; paying bills; forecasting requirements; preparing an annual budget; scheduling expenditures; analyzing variances; initiating corrective action.

●	Maintains property by investigating and resolving tenant complaints; enforcing rules of occupancy; inspecting vacant units and completing repairs; planning renovations; contracting with landscaping and snow removal services.

●	Maintains building systems by contracting for maintenance services; supervising repairs.

●	Secures property by contracting with security patrol service; installing and maintaining security devices; establishing and enforcing precautionary policies and procedures; responding to emergencies.

●	Enforces occupancy policies and procedures by confronting violators.

●	Prepares reports by collecting, analyzing, and summarizing data and trends.

We also intend to provide the following special services to our third part owners:

●	Legal Services
–	Eviction Coordination
–	Personal Property Management
–	Property Inspections

●	Closing — Title Services
–	Title Closing Documents and Preparation
–	Escrow and Closing Coordination
–	HUD Reviews and Analysis

●	Reports
–	Daily, Weekly or Monthly Reporting
–	Custom Reports
–	Performance Reports

●	Accounting — Financial
–	Expenses Report and Management
–	Expense Tracking
–	Review and Process Reimbursements

Sales and Marketing

We intend to market our properties through real estate brokers and agents coordinated by company marketing personnel. Our marketing efforts will target both international and local buyers and builders.

Competition

We believe there are only limited barriers to entry in our business. Current and future competitors may have more resources than we have. Our projects face competition generally from REITs, institutional pension plans and other public and private real estate companies and private real estate investors for the acquisition of properties and for raising capital. In transaction services, we face competition with other real estate firms in the acquisition and disposition of properties, and we also compete with other sponsors of real estate for investors to provide the capital to allow us to make these investments. We also compete against other real estate companies who may be chosen by a broker-dealer as an investment platform instead of us. In management services, we compete with other properties for viable investors for properties. We also believe that our broker dealers compete, or will compete, with institutions that provide or arrange for other types of financing through private or public offerings of equity or debt and from traditional bank financings.

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Real estate development is a highly competitive business. We compete with numerous developers, builders and others for the acquisition of property. As we attempt to expand our operations we will certainly be competing with other business ranging from large multinational corporations to small startup business such as ourselves. Many of our competitors may have longer operating histories, better brand recognition and greater financial resources than we do. To successfully compete in our industry, we will need to:

●	Ensure that investments in our projects are affordable;

●	That we only invest in properties in well-priced locations;

●	That our investment strategy is simple to understand; and

●	That we provide outstanding customer service and rigid integrity in our business dealings.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry. We believe that we have the required management expertise in sourcing properties with good development potential and affordable price.

We are committed to work and communicate with our investors and sales consultants to identify their goals and needs which will make it easier to continually provide them with the best products and services.

Government Regulations

Real Property Development

Land development permits and approvals are required to develop real property. These permits and approvals will vary depending on the land that is being developed.

The commercial and residential real estate development industry is subject to substantial environmental, building, construction, zoning and real estate regulations that are imposed by various federal, state and local authorities. In developing a community, we must obtain the approval of numerous government agencies regarding such matters as permitted land uses, housing density, the installation of utility services (such as water, sewer, gas, electric, telephone and cable television) and the dedication of acreage for open space, parks, schools and other community purposes. Regulations affect commercial building and homebuilding by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design and the manner in which homebuilders may conduct their sales, operations, and overall relationships with potential renters and buyers. Furthermore, changes in prevailing local circumstances or applicable laws may require additional approvals, or modifications of approvals previously obtained. These permits and approvals will vary depending on the land that is being developed.

Timing of the initiation and completion of development projects depends upon receipt of necessary authorizations and approvals. Because of the provisional nature of these approvals and the concerns of various environmental and public interest groups, the approval process can be delayed by withdrawals or modifications of preliminary approvals and by litigation and appeals challenging development rights. Our ability to develop projects could be delayed or prevented due to litigation challenging previously obtained governmental approvals. We also may be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Such delays could adversely affect our ability to complete our projects, significantly increase the costs of doing so or drive potential customers to purchase competitors’ products.

Management Services

We and our brokers, salespersons and, in some instances, property managers are regulated by the states in which we do business. These regulations may include licensing procedures, prescribed professional responsibilities and anti-fraud provisions. Our activities are also subject to various local, state, national and international jurisdictions’ fair advertising, trade, housing and real estate settlement laws and regulations and are affected by laws and regulations relating to real estate and real estate finance and development.

Environmental Compliance

Federal, state and local laws and regulations impose environmental zoning restrictions, use controls, disclosure obligations and other restrictions that impact the management, development, use or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties. If transactions in which we are involved are delayed or abandoned as a result of these restrictions, our business could be adversely affected. In addition, a failure by us to disclose environmental concerns to potential investors or third party buyers of the developed property may subject our company to liability and may adversely impact our business or cause us to incur costs for cleanup of hazardous substances or wastes or other environmental liabilities.

Various environmental laws and regulations also can impose liability for the costs of investigating or remediating hazardous or toxic substances at sites currently or formerly owned or operated by a party, or at off-site locations to which such party sent wastes for disposal. As a property manager, we could be held liable as an operator for any such contamination; even if the original activity was legal and we had no knowledge of, or did not cause, the release or contamination. Further, because liability under some of these laws is joint and several, we could be held responsible for more than our share, or even all, of the costs for such contaminated site if the other responsible parties are unable to pay. Similarly, we are generally obliged, under the debt financing arrangements on the properties owned by us, to provide an indemnity to the lenders for environmental liabilities and to remediate any environmental problems that might arise. Insurance for these matters may not always be available, or sufficient to cover our losses.

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Description of Property

The Company owns no real estate. We currently maintain our corporate office at 17700 Castleton St., Suite 469, City of Industry, CA 91748 which we lease on a month to month basis for $500.00 per month. We believe that this current office space is adequate for our current operations and we do not anticipate that we will require any additional office space in the foreseeable future.

Employees

Currently the Company has no employees other than its President/CEO and Secretary who devote approximately 90% and 40%, respectively, of their time to the business of the Company.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;
(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or
(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;
(ii)	selected financial data required for only the fiscal years that were audited;
(iii)	executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Subsidiaries

The Company has no subsidiaries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus

Overview

The Company is a development stage company and was incorporated in the State of Nevada in January 2016. The Company’s primary objective is commercial and residential land development, including the purchase and sale of real estate, targeting properties primarily in Southern California. We also intend to manage properties we own and properties owned by unaffiliated third parties. Our activities will include securing acquisition rights to properties, obtaining zoning and other entitlements for the properties, securing financing for purchase of the properties, improving the properties’ infrastructure and amenities and selling the properties to homeowner and commercial owners for restaurants, offices and small businesses. Our first property acquisition was 29 acres in the city of Desert Hot Springs in Southern California. Due to problems with permits and adjacent landowners, rather than get involved in protracted negotiations, the Company sold the property to an independent third party for a profit.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. In March, 2017, the Company generated its first revenues from the sale of vacant property in Desert Springs, California. There is no assurance of future revenues.

There is no assurance that the Company’s activities will result in any operations or that any operations, if begun, will generate revenues. The Company will need additional capital, but there is no assurance that the Company will be able to obtain such capital on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Results of Operation for the Period from Inception to December 31, 2016

For the period from inception to December 31, 2016, the Company had earned no revenue nor realized any profits and incurred general and administrative expenses of $61,989. For the period from inception to December 31, 2016, our net loss was $61,989. As of December 31, 2016, the Company had cash balance of $655,170.

Results of Operation for the three months ended March 31, 2017 and for the period from inception to March 31, 2016

During the three months ended March 31, 2017 and for the period from inception to March 31, 2016, the Company did not generate any revenue and cost of revenue. During the three months ended March 31, 2017 and the period from inception to March 31, 2016, the Company incurred general and administrative expenses of $95,892 and $12, respectively. The general and administrative expenses for the three months ended March 31, 2017 mainly included consulting expenses in the amount of $90,000 and other professional and legal fees relating to complying with the Company’s SEC reporting obligations and consulting fees of $2,509. For the three months ended March 31, 2017 and for the period from inception to March 31, 2016, our net loss was $95,892 and $12, respectively. The increase in net loss was mainly due to the increase in general and administrative expense for the three months ended March 31, 2017, compared to the period from inception to March 31, 2016.

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Equity and Capital Resources

We have incurred losses since inception of our business in 2016 and, as of March 31, 2017, we had an accumulated deficit of $157,881. As of March 31, 2017, we had cash of $910,076 and a working capital of $1,046,359, compared to cash of $655,170 and a working capital of $882,153 at December 31, 2016. The increase in the working capital was primarily due private placements and the sale of real property.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Off-Balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	Any obligation under certain guarantee contracts,

●	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

●	Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position, and

●	Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The critical accounting policies are discussed in further detail in the notes to the audited consolidated financial statements appearing elsewhere in this prospectus. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Patrick Liang	32	President, CEO, CFO and Director	2016
Xiaowei Guo	58	Director	2016
Queenie Yu	28	Secretary	2016

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

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Patrick Liang- President, CEO, CFO and Director since April, 2016. Mr. Liang has transitioned over to the Company from Finisar Corp., from May, 2015 until April, 2016, where Mr. Liang was in charge of MES (Manufacturing Executive System), Operation Support and Head Industry Engineer. Mr. Liang’s responsibilities were supporting the company’s MES system, which included but were not limited to: Forecasting the company’s capacity, calculate the yield rate and HPU, UPU system in order to optimize the performance of production assembly; Using Camstar’s Insite system to trace and track the production in order to monitor the assembly line’s real time assembly performance and understanding the detail assembly issue such as bottle neck, yield rate low on specific processing step, production in assembly flow’s traceability and so on. Mr. Liang also has extensive experience in Parts Coordinator Supervision and worked in the Yami Seiki USA, from February, 2014 until March, 2015 as raw materials coordinator supervisor to which his duties included, but were not limited to: Regulating parts to provide precise information to the technician who use the parts to install or repair the CNC (Computer Numerical Controls) machine. Mr. Liang received a BS Degree in Mathematics/Math and Physical Sciences from the University of California Riverside and in 2008 a BA Degree in English and Business from the Shanghai Foreign Language University; Mr. Liang skills include familiarity with Industry’s MES system as well as Industry Engineering; Strong leadership and management capabilities; Fluent in English and Chinese (Both Mandarin and Cantonese) and expert capability with Microsoft Word, Microsoft Excel, Microsoft Power Point and Adobe Photoshop. As a founder of the Company, Mr. Liang is most familiar with the business plan and the future mission of the Company. His vision, together with his strong analytical academic background, we believe, makes him an excellent choice to be the CEO and a director of the Company.

Xiaowei Guo – Ms. Guo has over 20 years of high-tech industry experiences in developing wafer level/device level test methodology, manual/semi-Auto testing system build-up, measurement calibration, data automation process, summary analysis template and DOE result report. She also has more than 10 years of research experience in optoelectronic device and systems, as well as broad experience in advanced image processing algorithm development, pattern/feature recognition and classification, variety of filtering methods, wavelet, 3-D image reconstruction from projections, statistic applications. From November, 2000 to the present, she has been employed as Senior Engineering Manager in Wafer Fab Testing at JDS Uniphase Corp/Lumentum in San Jose, California. Ms. Guo is familiar with various analytical techniques and instruments, automated fiber-optic assembly and packaging system. Ms. Guo holds a Ph.D degree in Physics with specialty in biomedical image processing and analysis from State University of New York at Albany, and a BS degree in applied physics from Lanzhou University, China. Ms. Guo’s maturity, management experience and strong academic background, has led the Board of Directors to reach the conclusion that she should serve as a Director of the Company.

Queenie Yu – Secretary since October, 2016. Ms. Yu previously served as an executive assistant to the President at Glory Investment International Inc. In that role, she provided administrative support to the company’s management team and helped key executives make consistent decisions by providing them related information, as well as served as a liaison between the key executives and the President. During her term as the executive assistant to the President, she has participated in planning and managing several projects, such as shopping center, hotel, residential building, educational center, etc. During her master’s studies, she served as a research assistant at the Surety Bonds and Construction Market Governance Research Center (SCRC) at Tsinghua University and Shenzhen Construction Engineering Trade Center. Her research is focused on construction contract bonding system, financial guarantee system, construction market regulation, corporate governance, etc. In that role, Ms. Yu has participated and completed several projects related to her research interests. Ms. Yu holds a bachelor degree in Economics and Accounting from University of California, Santa Barbara, and a master degree in Management Science and Engineering from Tsinghua University, China.

Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including /fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behavior of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market, one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company has only one director, Ms. Guo, who may be considered an independent director.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

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EXECUTIVE COMPENSATION

No officer or director has received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director nor is any compensation owned to any officer or director as of date hereto. The Company intends to begin to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.

 Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we may adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned		Percent of class (1)
Patrick Liang	President, CEO, CFO and Director	52,843,333	(2)	91%
Xiaowei Guo	Director	8,000		*
Queenie Yu	Secretary	10,000		*
Officers and Directors as a Group (3)		52,851,333		91%

*	Less than 1%
(1)	Based upon 57,771,868 shares outstanding as of the date of this offering.
(2)	Includes 10,000 shares owned by Fangyuan Wang, Mr. Liang’s wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Patrick Liang, President and Chief Executive Officer of the Company is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of the Company. We have not entered into any agreements that require disclosure to our shareholders.

Forge Innovation Development Corp., or the “Company”, was initially incorporated in the State of Nevada on January 15, 2016 under the name of You-Go enterprises, LLC.

On February 4, 2016, the Company entered into a Membership Unit Purchase Agreement with Patrick Siyu Liang the founder/Managing Member, and current Chief Executive Officer and Chief Finance Officer (CEO/CFO) of the Company, pursuant to which the Company issued 50,000,000 membership units to Patrick at the price of $0.0001 per unit in exchange for payment of $5,000. The purchase payment had been completely paid before September 30, 2016.

22

On June 24, 2016, the Company entered into another Membership Unit Purchase Agreement with Patrick Siyu Liang, pursuant to which the Company issued 2,833,333 units to Patrick at the price of $0.1 per unit in exchange for Patrick’s real estate property, an undeveloped land, valued at $283,333. The real estate property is 28.98 acres, located at the city of Desert Hot Springs, County of Riverside, State of California.

As of September 30, 2016, the Company issued 718,000 membership units at a price of $0.1 per unit to Seventeen investors for $71,800 in cash, among which 10,000 shares were issued to our Secretary, Queenie X. Yu, and 4,000 shares were issued to our Director, Xiaowei Guo who was appointed as Director of the Company on January 11, 2017.

On October 12, 2016, all the outstanding members of You-Go Enterprises, LLC approved to convert an LLC to a Corporation registered in the State of Nevada, with a new name of Forge Innovation Development Corp., and all the outstanding membership units owned by members are in the same amount of shares, which were issued to members at the close of the conversion.

LEGAL MATTERS

Barnett & Linn, Calabasas, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

EXPERTS

The financial statements of the Company included in this prospectus and in the registration statement for the period from January 15, 2016 (Inception) to December 31, 2016 has been audited by Simon & Edwards, LLC, Diamond Bar, California, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

The Articles of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

23

WHERE YOU CAN FIND MORE INFORMATION

Reports to security holders

We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. We intend to send annual reports to our stockholders containing audited financial statements. You may also read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001672885.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or email request. You may obtain a copy of these filings by writing or telephoning:

Queenie Yu

Forge Innovation Development Corp.

17700 Castleton St., Suite 469

City of Industry, CA 91748

Email: queenieyu16@gmail.com

24

FINANCIAL STATEMENTS AND EXHIBITS

 FORGE INNOVATION DEVELOPMENT CORP.

(A DEVELOPMENT STAGE COMPANY)

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Forge Innovation Development Corp.

We have audited the accompanying balance sheet of Forge Innovation Development Corp. as of December 31, 2016 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 15, 2016 (Date of inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forge Innovation Development Corp. at December 31, 2016 and the results of its operations and its cash flows for the period from January 15, 2016 (Date of inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Simon & Edward, LLP

Los Angeles, California

May 25, 2017

F-2

FORGE INNOVATION DEVELOPMENT CORP. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

December 31,
2016
ASSETS

Cash	$655,170
Real estate - land, at cost	283,333
TOTAL ASSETS	$938,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Due to shareholder	$100
Accrued consulting expenses	56,250
Total Current Liabilities	56,350

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016)	-
Common stock ($0.0001 par value, 200,000,000 shares authorized, 56,471,378 shares issued and outstanding as of December 31, 2016)	5,647

Additional Paid in Capital	938,495

Accumulated Deficit	(61,989)
Total Stockholders’ Equity	882,153
TOTAL LIABILITIES AND STOCKHOLDERS’EQUITY	$938,503

 The accompanying notes are an integral part of these financial statements.

F-3

FORGE INNOVATION DEVELOPMENT CORP. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period from January 15, 2016 (date of inception) to December 31, 2016

Operating Expenses

Consulting Expenses	$56,250
Other General and Administrative Expenses	5,739
Total Operating Expenses	61,989

Net loss	$(61,989)

Net loss per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	15,215,101

The accompanying notes are an integral part of these financial statements.

F-4

FORGE INNOVATION DEVELOPMENT CORP. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 15, 2016 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2016

	Common Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, January 15, 2016 (inception)	-	$-	$-	$-	$-
					-
Common stock issued for cash	53,638,045	5,364	655,445	-	660,809
					-
Common stock issued for real estate property	2,833,333	283	283,050	-	283,333

Net loss	-	-	-	(61,989)	(61,989)

Balances, December 31, 2016	56,471,378	$5,647	$938,495	$(61,989)	$882,153

The accompanying notes are an integral part of these financial statements.

F-5

FORGE INNOVATION DEVELOPMENT CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from January 15, 2016 (date of inception) to December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(61,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	56,250
Net cash used in operating activities	(5,739)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from shareholder	100
Proceeds from issuance of common stock	660,809
Net cash provided by financing activities	660,909

Net increase in Cash	655,170

Cash at beginning of period:	-
Cash at end of period:	$655,170

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW FOR NON-CASH TRANSACTION:
Issuance of common stock for acquisition of real estate	$283,333

The accompanying notes are an integral part of these financial statements.

F-6

 Forge Innovation Development Corp.

(A DEVELOPMENT STAGE COMPANY)

Notes to the financial statements

Note 1 - Organization and Description of Business

Forge Innovation Development Corp., or the “Company”, was initially incorporated in the State of Nevada on January 15, 2016 under the name of You-Go enterprises, LLC (the “Company Predecessor”). On November 3, 2016, the Company filed an amendment to its Articles of Incorporation in the State of Nevada to change the Company’s name to Forge Innovation Development Corp. Our principle executive office is located at 17700 Castleton Street, Suite 469 City of Industry, CA 91748. Tel: 626-361-1393. The Company’s main business will be focus on property development, investing in development projects, the purchase and sale of real estate and property management.

The Company has elected December 31 as its year end.

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) ASC 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to establishing a new business and for which either of the following conditions exists: planned principal operations have not commenced; or the planned principal operations have commenced, but there has been no significant revenue there from.  Due to the Company’s primary efforts was on the formation of new company, and there were no sales activities incurred, accordingly, the Company is considered as development stage entity.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. Signiant estimates are used in valuing the fair value of common stock issued for services, among others.

Revenue Recognition

Sales and the associated gains or losses of real estate are recognized in accordance with the provisions of ASC Topic 360-20, “Property, Plant and Equipment – Real Estate Sale”. The specific timing of a sale is measured against various criteria in ASC 360-20 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the properties. If the sales criteria for the full accrual method are not met, we defer some or all of the gain recognition and account for the continued operations of the property by applying the finance, leasing, deposit, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2016 were $655,170, representing cash deposited in bank.

Real Estate Investment

Real Estate Investment is recorded at cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. All costs related to the improvement or replacement of real estate properties are capitalized. Additions, renovations and improvements that enhance and/or extend the useful life of a property are also capitalized. Expenditures for ordinary maintenance, repairs and improvements that do not materially prolong the normal useful life of an asset are charged to operations as incurred.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-7

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2016 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalent.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the statement of operations on a straight-line basis over the lease period.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-8

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans December 31, 2016.

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with ASC 360-10-45 “Impairment or Disposal of Long-Lived Assets”. The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment of long-lived assets was recognized for the years ended December 31, 2016.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position and result of operations.

Note 3 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

As of December 31, 2016, the Company has incurred a net loss of approximately $61,989 which resulted in a net operating loss for income tax purposes. NOLs begin expiring in 2036. The loss results in a deferred tax asset of approximately $21,076 at the effective statutory rate of 34%. The deferred tax asset has been off-set by an equal valuation allowance.

December 31, 2016
Deferred tax asset, generated from net operating loss at statutory rates	$21,076
Valuation allowance	(21,076)
$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	34.0%
Increase in valuation allowance	(34.0)%
Effective income tax rate	0.0%

The Company has evaluated and concluded that there are no significant uncertain tax positions required recognition in its financial statements.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions.  In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

F-9

Note 4 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Advisory Agreement

On November 05, 2016, the Company entered into a Consulting Agreement with Speedlight Consulting Services Inc. (the “Consultant”), pursuant to which the Company agrees to compensate the Consultant 3,000,000 shares of Company’s 144 restricted stock when the Company been quoted on OTC Market. As agreed by Company and Consultant, the compensation will be followed as below schedules:

a.	2,000,000 shares shall be issued to the Consultant on the date of service completion (quoted on OTC Market). However, if the services cannot be finished within the ten-month period, the Company and the Consultant agree to accept the terms and conditions which are fully described in the item “2. Term and Termination” section. Consultant also agrees a legend being placed on the 2,000,000 shares stock certificate restricting any sales or transfers for one year from the 2,000,000 shares being issued to the Consultant.

b.	1,000,000 shares shall be issued to the Consultant on the date of service completion (quoted on OTC Market). However, if the services cannot be finished within the ten-month period, the Company and the Consultant agree to accept the terms and conditions which are fully described in the item “2. Term and Termination” section. Consultant also agrees a legend being placed on the 1,000,000 shares stock certificate restricting any sales or transfers for two years from the 1,000,000 shares being issued to the Consultant.

As of December 31, 2016, the consulting expense of $56,250 was recognized with the corresponding liability.

Note 5 - Shareholder Equity

Forge Innovation Development Corp., or the “Company”, was initially incorporated in the State of Nevada on January 15, 2016 under the name of You-Go enterprises, LLC.

On February 4, 2016, the Company entered into a Membership Unit Purchase Agreement with Patrick Siyu Liang the founder/Managing Member, and current Chief Executive Officer and Chief Finance Officer (CEO/CFO) of the Company, pursuant to which the Company issued 50,000,000 membership units to Patrick at the price of $0.0001 per unit in exchange for payment of $5,000. The purchase payment had been completely paid before September 30, 2016.

On June 24, 2016, the Company entered into another Membership Unit Purchase Agreement with Patrick Siyu Liang, pursuant to which the Company issued 2,833,333 units to Patrick at the price of $0.1 per unit in exchange for Patrick’s real estate property, an undeveloped land, valued at $283,333. The real estate property is 28.98 acres, located at the city of Desert Hot Springs, County of Riverside, State of California.

As of September 30, 2016, the Company issued 718,000 membership units at a price of $0.1 per unit to Seventeen investors for $71,800 in cash, among which 10,000 shares were issued to our Secretary, Queenie X. Yu, and 4,000 shares were issued to our Director, Xiaowei Guo who was appointed as Director of the Company on January 11, 2017.

On October 12, 2016, all the outstanding members of You-Go Enterprises, LLC approved to convert an LLC to a Corporation registered in the State of Nevada, with a new name of Forge Innovation Development Corp., and all the outstanding membership units owned by members are in the same amount of shares, which will be issued to members at the close of the conversion.

On November 3, 2016, the Company filed an amendment to its Articles of Incorporation in the State of Nevada to change the Company’s name to Forge Innovation Development Corp.

In December, 2016, the Company issued 2,920,045 shares of its $0.0001 par value common stock at the price of $0.2 per share to Fifteen investors for $584,009 in cash.

As of December 31, 2016, the cash of sale of common stock was received in full.

F-10

As of December 31, 2016, total 52,847,333 shares were issued to officers and directors as follows:

Name	Title	Number of Shares	Amount	Issued Date	% of Common Share (*)
Patrick S. Liang	President CEO/CFO/Director	2,833,333	$283,333	7/1/2016	5.02%
Patrick S. Liang	President CEO/CFO/Director	50,000,000	$5,000	9/30/2016	88.54%
Queenie X. Yu	Secretary	10,000	$1,000	4/20/2016	0.02%
Xiaowei Guo	Director	4,000	$400	6/26/2016	0.01%
Total		52,847,333	$289,733		93.59%

*Based upon total outstanding shares 56,471,378 as of December 31, 2016.

Note 6 - Related-Party Transactions

On March 2, 2016, our CEO helped the Company open a bank account and deposit $100 into the bank account on behalf of the Company. As of December 31, 2016, the balance of due to shareholder of $100 was non-secured, non-interest bearing and due on demand.

On February 1, 2017, the Company entered into a lease for office space (the “Office Lease”) with Glory Investment International Inc. (“Glory Investment”), and our CEO’s mother is the CEO of Glory Investment. Pursuant to the Office Lease, the Company subleased 200 square feet office from Glory Investment, and the monthly rent of $500 is due within first five business days of each month. The term of the Office Lease is renewable from year-to-year. We believe that the rent is at or below market for the space we are occupying.

On June 24, 2016, the Company entered into Membership Unit Purchase Agreement with Patrick Siyu Liang, the Company’s CEO, pursuant to which the Company issued 2,833,333 units to Patrick at the price of $0.1 per unit in exchange for Patrick’s real estate property, an undeveloped land, valued at $283,333. The land located at the city of Desert Hot Springs, County of Riverside, State of California was gifted by CEO’s mother, and the CEO’s mother received the land from her own company, Prime Investment International, Inc., as a distribution. Based on the nature of the transaction, the real estate property was recorded at costs $283,333 which is the price that Prime Investment International, Inc. originally acquired.

On March 17, 2017, the Company sold the real estate property to Steven Zhi Qin, a third party individual. Please refer to Note 8 - Subsequent Events for more details.

Note 7 - Concentration of Risk

The Company maintains cash in one account within one local commercial bank located in Southern California. The standard insurance amount is $250,000 per depositors under the FDIC’s general deposit insurance rules. At December 31, 2016, uninsured cash balances in any domestic U.S. financial institution is $405,180.

Note 8 - Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. Based on our evaluation, no other event has occurred requiring adjustment or disclosure, except the following:

On February 1, 2017, the Company entered into a sub-lease agreement with Glory Investment International, Inc. Please see note 6 for more details.

In January 2017, the Company issued 700,340 shares of its $0.0001 par value common stock at the price of $0.2 per share to four investors for $140,068 in cash. The cash was received in full by the date of filing this report.

In February 2017, the Company issued 600,150 shares of its $0.0001 par value common stock at the price of $0.2 per share to two investors for $120,030 in cash. The cash was received in full by the date of filing this report.

On March 17, 2017, the Company entered into a Land Transaction Agreement with Steven Zhi Qin, a third party individual, Pursuant to which the Company sold the undeveloped land located in Desert Hot Spring with value of $283,333, to Steven Zhi Qin in exchange for a Promissory Note in the amount of $310,000. The Promissory Note will be due on March 17 2018, with interest at the rate of 2% per annum, payable in monthly installment of interest only, in the amount of $516.67. The Promissory Note also applies to Steven Zhi Qin’s personal property located at 1715 East Cortez Street, West Covina, CA 91791 as additional collateral, of which a lien will be recorded against said property.

The Company filed documents registering their intention to transact interstate business in the state of California on May 10, 2017 and is authorized on May 17, 2017.

F-11

Financial statements and Notes to financial statements

(For the three months ended March 31, 2017)

FORGE INNOVATION DEVELOPMENT CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	March 31,	December 31,
	2017 (unaudited)	2016
ASSETS
Cash	910,076	655,170
Note receivable	310,000	-
Prepaid expense	300	-
Real estate - land, at cost	-	283,333
TOTAL ASSETS	$1,220,376	$938,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Due to shareholder	$100	$100
Rent payable-Related party	1,000	-
Accrued consulting expenses	146,250	56,250
Deferred profit	26,667	-
Total Current Liabilities	174,017	56,350

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock ($.0001 par value, 50,000,000 shares authorized; no share issued and outstanding as of March 31, 2017 and December 31, 2016)	-	-

Common stock ($.0001 par value, 200,000,000 shares authorized, 57,771,868 and 56,471,378 shares issued and outstanding as of March 31, 2017 and December 31, 2016)	5,777	5,647
Additional Paid in Capital	1,198,463	938,495
Accumulated Deficit	(157,881)	(61,989)
Total Stockholders’ Equity	1,046,359	882,153
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,220,376	$938,503

The accompanying notes are an integral part of these unaudited financial statements.

F-12

FORGE INNOVATION DEVELOPMENT CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended	For the period from January 15, 2016 (date of inception) to
	March 31, 2017	March 31, 2016

Revenue	$-	$-
Cost of revenue	-	-
Gross Profit	-	-

Operating Expenses (Income)
Consulting Expenses	$90,000	$-
Other Selling, General and Administrative Expenses	5,892	12

Total Operating Expenses	95,892	12

Net loss	$95,892	$12

Net loss per common share, basic and diluted	$(0.00)	$-

Weighted average number of common shares outstanding, basic and diluted	57,353,425	-

The accompanying notes are an integral part of these unaudited financial statements.

F-13

FORGE INNOVATION DEVELOPMENT CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31, 2017	For the period from January 15, 2016 (date of inception) to March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(95,892)	$(12)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	90,000	-
Change in operating assets and liabilities:
Prepaid expenses	(300)	-
Rent payable – related party	1,000	-
Net cash used in operating activities	(5,192)	(12)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	260,098
Proceeds from shareholder	-	100
Net cash provided by financing activities	260,098	100
Net Increase in Cash	254,906	88
Cash at beginning of period:	655,170	-
Cash at end of period:	$910,076	$88

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFOR
Interest paid	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW FOR NON-CASH TRANSACTION:
On March 17, 2017, the Company received a Promissory Note in the amount of $310,000 from sales of undeveloped land located in Desert Hot Spring with the value of $283,333.

The accompanying notes are an integral part of these unaudited financial statements.

F-14

Forge Innovation Development Corp.

(A DEVELOPMENT STAGE COMPANY)

Notes to the unaudited financial statements

Note 1 - Organization and Description of Business

Forge Innovation Development Corp., or the “Company”, was initially incorporated in the State of Nevada on January 15, 2016 under the name of You-Go enterprises, LLC (the “Company Predecessor”). On November 3, 2016, the Company filed an amendment to its Articles of Incorporation in the State of Nevada to change the Company’s name to Forge Innovation Development Corp. Our principle executive office is located at 17700 Castleton Street, Suite 469 City of Industry, CA 91748. Tel: 626-361-1393. The Company’s main business will be focus on real estate development, land purchasing and selling and property management.

The Company has elected December 31 as its year end.

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) ASC 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to establishing a new business and for which either of the following conditions exists: planned principal operations have not commenced; or the planned principal operations have commenced, but there has been no significant revenue there from.  The Company’s first revenues were in March 2017 from the sale of real estate in Desert Springs, California. There were no sales activities from commercial or residential land development or from real estate management services as of March 31, 2017.  There is no assurance of any future revenues.

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted.

Note 2 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

As of March 31, 2017 and 2016, the Company has incurred a net loss of $95,892 and $12 which resulted in a net operating loss for income tax purposes. NOLs begin expiring in 2036. The loss results in a deferred tax asset of approximately $53,680 and $4 at the effective statutory rate of 34%. The deferred tax asset has been off-set by an equal valuation allowance.

	March 31, 2017	March 31, 2016
Deferred tax asset, generated from net operating loss at statutory rates	$53,680	4
Valuation allowance	(53,680)	(4)
	$-	-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

	March 31, 2017	March 31, 2016
Federal income tax rate	34.0%	34.0%
Increase in valuation allowance	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

F-15

The Company has evaluated and concluded that there are no significant uncertain tax positions required recognition in its financial statements.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions.  In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

Note 3 - Concentration of Risk

The Company maintains cash in one account within one local commercial bank located in Southern California. The standard insurance amount is $250,000 per depositors under the FDIC’s general deposit insurance rules. At December 31, 2016, uninsured cash balances in any domestic U.S. financial institution is $662,826.

Note 4 - Related Party Transactions

On February 1, 2017, the Company entered into a lease for office space (the “Office Lease”) with Glory Investment International Inc. (“Glory Investment”), and our CEO’s mother is the CEO of Glory Investment. Pursuant to the Office Lease, the Company subleased 200 square feet office from Glory Investment, and the monthly rent of $500 is due within first five business days of each month. The term of the Office Lease is renewable from year-to-year. We believe that the rent is at or below market for the space we are occupying. For the three months ended and as of March 31, 2017, rent expense and rent payable was $1,000.

Note 5 - Shareholder Equity

In January 2017, the Company issued 700,340 shares of its $0.0001 par value common stock at the price of $0.2 per share to four investors for $140,068 in cash.

In February 2017, the Company issued 600,150 shares of its $0.0001 par value common stock at the price of $0.2 per share to two investors for $120,030 in cash.

Note 6 –Notes Receivable

On March 17, 2017, the Company entered into a Land Transaction Agreement with Steven Zhi Qin, a third party individual, Pursuant to which, the Company sold the undeveloped land located in Desert Hot Spring with value of $283,333, to Steven Zhi Qin in exchange for a Promissory Note in the amount of $310,000. The Promissory Note is secured by a Deed of Trust to Chicago Title Company, a California corporation and an independent institution insuring the Company’s collection right, and will be due on March 17, 2018, with interest at the rate of 2% per annum, payable in monthly installment of interest only, in the amount of $517. The Promissory Note also applies to Steven Zhi Qin’s personal property located at 1715 East Cortez Street, West Covina, CA 91791 as additional collateral, of which a lien will be recorded against said property.

Note 7 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Advisory Agreement

On November 05, 2016, the Company entered into a Consulting Agreement with Speedlight Consulting Services Inc. (the “Consultant”), pursuant to which the Company agrees to compensate the Consultant 3,000,000 shares of Company’s 144 restricted stock when the Company been quoted on OTC Market. As agreed by Company and Consultant, the compensation will be followed as below schedules:

a.	2,000,000 shares shall be issued to the Consultant on the date of service completion (quoted on OTC Market). However, if the services cannot be finished within the ten-month period, the Company and the Consultant agree to accept the terms and conditions which are fully described in the item “2. Term and Termination” section. Consultant also agrees a legend being placed on the 2,000,000 shares stock certificate restricting any sales or transfers for one year from the 2,000,000 shares being issued to the Consultant.

b.	1,000,000 shares shall be issued to the Consultant on the date of service completion (quoted on OTC Market). However, if the services cannot be finished within the ten-month period, the Company and the Consultant agree to accept the terms and conditions which are fully described in the item “2. Term and Termination” section. Consultant also agrees a legend being placed on the 1,000,000 shares stock certificate restricting any sales or transfers for two years from the 1,000,000 shares being issued to the Consultant.

For the three months ended and as of March 31, 2017, the consulting expense and accrued consulting expense of $90,000 and $146,250 were recognized, respectively.

Note 8 - Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. Based on our evaluation, no other event has occurred requiring adjustment or disclosure, except the following:

The Company filed documents registering their intention to transact interstate business in the state of California on May 10, 2017 and is authorized on May 17, 2017.

F-16

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

FORGE INNOVATION DEVELOPMENT CORP.

4,938,535 SHARES OF COMMON STOCK

PROSPECTUS

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$143.09
Edgarizing fees	$1,000.00
Transfer agent fees	$500.00
Accounting fee	$10,000.00
Legal fees	$20,000.00

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued the following shares of common stock:

On February 4, 2016, 50,000,000 shares were issued to the founder and president for $0.0001 per share.

Between April 20, 2016 and July 13, 2016, 718,000 shares were issued to 17 investors at $0.10 per shares for a total of $71,800.

On June 24, 2016, the Company entered into another Membership Unit Purchase Agreement with Patrick Siyu Liang, pursuant to which the Company issued 2,833,333 units to Patrick at the price of $0.1 per unit in exchange for Patrick’s real estate property, an undeveloped land, valued at $283,333. The real estate property is 28.98 acres, located at the city of Desert Hot Springs, County of Riverside, State of California.

Between December 8, 2016 and March 14, 2017, 4,220,535 shares were issued to 21 investors at $0.20 per share for a total of $844,107.

On November 5, 2016, the Company entered into a Consulting Agreement with an unaffiliated third party to issue 3,000,000 shares of the Company’s common stock to the consultant upon the Company’s common stock being quoted on the OTCQB. 2,000,000 of the shares will be restricted from sales or transfer for one year from date of issue and 1,000,000 of the shares will be so restricted for two years from date of issue.

Since the Company is not listed on the OTCQB, no shares have been issued.

II-1

The following table sets forth ownership of shares held by each investor person who is a Selling Shareholder.

	Before Offering		After Offering
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
Dongyun Zhang	3,000	*	0	0%
Mingyang Zhao	5,000	*	0	0%
Michael Kong Xu	2,000	*	0	0%
Queenie Xiaoying Yu	10,000	*	0	0%
Lei Chen	5,000	*	0	0%
Pao-Chan Lin	10,000	*	0	0%
E-Feng Chow	10,000	*	0	0%
Ji Xu	20,000	*	0	0%
Jeffrey Horng-Ning Lin	15,000	*	0	0%
Yamin Li	20,000	*	0	0%
Xiaowei Guo	4,000	*	0	0%
Jing Song Ren	2,000	*	0	0%
Jierou S. Ren	2,000	*	0	0%
Yuheng Li	200,000	*	0	0%
Jian Wang	200,000	*	0	0%
Jing Wang Zenteno	200,000	*	0	0%
Fangyuan Wang(2)	10,000	*	0	0%
Xingyu Liu	500,000	*	0	0%
Honggang Liu	500,000	*	0	0%
Xuanting Liu	500,000	*	0	0%
Changhan Chen	30,000	*	0	0%
Peihua Wang	30,000	*	0	0%
Hengxun Fang	149,875	*	0	0%
Xiaohui Deng	150,125	*	0	0%
Chengyan Fang	150,025	*	0	0%
Lianhong Qin	150,000	*	0	0%
Qiu Yin	150,000	*	0	0%
Mingxi Qin	150,000	*	0	0%
He Li	95,000	*	0	0%
Andrew Xiaoyu Li	150,000	*	0	0%
Shuai Zhang	15,000	*	0	0%
Weili Li	200,020	*	0	0%
Mujie Song	150,250	*	0	0%
Jiqing Liu	250,045	*	0	0%
Dan Yang	150,045	*	0	0%
Yanyan Xue	150,000	*	0	0%
Yi Chang	100,000	*	0	0%
Hang Wang	500,150	*	0	0%
	4,938,535

*	Less than 1%.
(1)	Based on 57,771,868 shares outstanding as of the date of this prospectus.
(2)	Ms. Wang is the wife of Mr. Liang, the president of the Company, any such shares may be considered beneficially owned by Mr. Liang

Between January 1 and February 28, 2017, the Company sold 1,300,490 shares of its common stock (the “Shares”) at the price of $0.20 per share to six investors for an aggregate amount of $260,098.

The Shares were sold pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. No general advertising or solicitation was used, and each investor purchasing the Shares was acquiring the same for investment purposes only, without a view to resale.

II-2

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1*	Articles of Incorporation
3.2*	By-laws
5.0	Opinion of Counsel on legality of securities being registered
10.1*	Consulting Agreement dated Nov. 5, 2016, between the Company and Speedlight Consulting Services Inc.
23.1	Consent of Independent PCOAB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.0)

*	Previously filed

II-3

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Industry on August 18, 2017.

FORGE INNOVATION DEVELOPMENT CORP.

/s/ Patrick Liang
Patrick Liang
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Patrick Liang	Principal Executive Officer, Treasurer, Secretary	August 18, 2017
Patrick Liang	Principal Financial Officer
Principal Accounting Officer

/s/ Patrick Liang	Director	August 18, 2017
Patrick Liang

/s/ Xiaowei Guo	Director	August 18, 2017
Xiaowei Guo

II-6

EXHIBIT INDEX

3.1*	Articles of Incorporation
3.2*	By-laws
5.0	Opinion of Counsel on legality of securities being registered
10.1*	Consulting Agreement dated Nov. 5, 2016, between the Company and Speedlight Consulting Services Inc.
23.1	Consent of Independent PCOAB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.0)

*	Previously filed.

II-7